SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2008

Waccamaw Bankshares, Inc.

(Exact name of Registrant as specified in its charter)

North Carolina	000-32985	52-2329563
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

110 N. POWELL BOULEVARD, WHITEVILLE, NC 28472

(Address of principal executive offices)

Registrant’s telephone number, including area code (910) 641-0044

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 17, 2008, Waccamaw Bankshares, Inc. (the “Registrant”) amended its bylaws. The Registrant amended Section 1 of Article VII to permit the Registrant’s Chairman of the Board of Directors to sign stock certificates. Previously, the bylaws had not indicated that the Chairman of the Board of Directors could sign stock certificates, explicitly granting this authority only to the President or Vice President.

The amended portion of Article VII of the Registrant’s bylaws is attached hereto as Exhibits 5.1 and incorporated herein by reference. The Registrant will file a complete, amended copy of its bylaws with its next periodic report required pursuant to the Securities Exchange Act of 1934.

Item 8.01	Other Events

On January 17, 2008, the Registrant’s Board of Directors voted to amend its Direct Stock Purchase Plan (the “Plan”). Purchases of the Registrant’s common stock made pursuant to the Plan are currently made quarterly. The amendment indicates that in the future purchases of the Registrant’s common stock pursuant to the Plan will be made monthly.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

5.1	Section 1 of Article VII of Registrant’s bylaws, as amended

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACCAMAW BANKSHARES, INC.

By:	/S/ JAMES G. GRAHAM
James G. Graham
President and Chief Executive Officer

Dated: January 23, 2008

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

5.1	Section 1 of Article VII of Registrant’s bylaws, as amended